AMENDMENT NO. 1 TO
TAX RECEIVABLE AGREEMENT
THIS AMENDMENT NO. 1 TO TAX RECEIVABLE AGREEMENT (this “Amendment”), dated as of June 23, 2023, is hereby entered into by and among Hagerty, Inc., a Delaware corporation (“PubCo”), The Hagerty Group, LLC, a Delaware limited liability company (the “Company”), Hagerty Holding Corp., a Delaware close corporation (“HHC”), and Markel Group Inc. (f/k/a Markel Corporation), a Virginia corporation (“Markel” and collectively with HHC, the “TRA Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).
RECITALS
WHEREAS, PubCo, the Company, HHC and Markel are parties to that certain Tax Receivable Agreement, dated as of December 2, 2021 (the “Agreement”);
WHEREAS, pursuant to Section 7.5(b) thereof, the Agreement may be amended in writing by PubCo and each of the TRA Parties; and
WHEREAS, as of the date hereof, the parties wish to amend the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:
1.    The term “Company Agreement” as defined in Section 1.1 of the Agreement, is hereby amended and restated in its entirety to read as set forth below:
“Company Agreement” means Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 23, 2023, as amended from time to time.”
2.     Section 4.1(f)(ii) of the Agreement is hereby amended and restated in its entirety to read as set forth below:
“(ii)     PubCo fails to make any Tax Benefit Payment when due as a result of the Company having insufficient funds to make a distribution to PubCo in order for PubCo to make such payment, including as a result of the Company making any distributions as described in Sections 5.1(a) and 5.2(a) of the Company Agreement with respect to the Series A Preferred Units (as defined in the Company Agreement) and corresponding distributions to the holders of the Series A Preferred Shares (as defined in the Company Agreement), or due to such payment being prohibited as a result of limitations imposed by any credit agreement to which the Company is a party;
provided that the interest provisions of Section 5.2 shall apply to such late payment; provided, further, that (A) PubCo shall use commercially reasonable efforts to avoid entering into credit agreements described in this Section 4.1(f)(ii) that would prevent PubCo from making Tax Benefit Payments in the ordinary course, and (B) solely with respect to a Tax Benefit Payment, if PubCo cannot make such payment as a result of limitations imposed by any credit agreement to which the Company is a party, which limitations are effective as of the date of this Agreement, Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate. To the extent PubCo defers any payment under clause (ii) of this subsection, it shall make the applicable payment at the first opportunity that it has sufficient funds and is otherwise able to make the payment, and failure to do so shall be subject to the remedies set forth in Section 4.1(e).”
3.     Section 5.1 of the Agreement is hereby amended and restated in its entirety to read as set forth below:
“Section 5.1    Subordination.     Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by PubCo to the TRA Parties under this Agreement shall rank subordinate and junior in right of payment to (i) any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of PubCo and its Subsidiaries (such obligations, “Senior Obligations”), and (ii) any distributions to the holders of Series A Preferred Shares corresponding to distributions by the Company with respect to the Series A Preferred Units as described in Sections 5.1(a) and 5.2(a) of the Company Agreement, and shall rank pari passu with all current or future unsecured obligations of PubCo that are not Senior Obligations. For the avoidance of doubt, any amounts owed by PubCo under this Agreement are not Senior Obligations.”
    4.    As herein modified, the Agreement shall remain in full force and effect in accordance with the terms and conditions thereof. As of and after the date hereof, each reference in the Agreement to “this Agreement,” the words “hereof,” “herein,” “hereunder,” and words of similar import will mean and be a reference to the Agreement as amended from time to time. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
    5.     This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Amendment may be executed and delivered by a party by facsimile transmission, which transmission copy shall be considered an original and shall be binding and enforceable against such party.
[Signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
HAGERTY, INC.
/s/ McKeel Hagerty
By:
Name: McKeel Hagerty
Title: Chief Executive Officer
THE HAGERTY GROUP, LLC
By: Hagerty, Inc.
Its: Managing Member

/s/ McKeel Hagerty
By:
Name: McKeel Hagerty
Title: Chief Executive Officer
HAGERTY HOLDING CORP.
/s/ McKeel Hagerty
By:
Name: McKeel Hagerty
Title: Chief Executive Officer
MARKEL GROUP INC.
/s/ Jeremy A. Noble
By:
Name: Jeremy A. Noble
Title: President, Insurance
[Signature Page to Amendment No. 1 to Tax Receivable Agreement]